As filed with the Securities and Exchange Commission on May 3, 2006	Registration No. 333-115738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3690	65-0774638
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. Employer
incorporation organization)	classification code number)	Identification No.)

100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(905) 264-1991
(Address of Principal Executive Offices)

Thomas Granville, Chief Executive Officer
Axion Power International, Inc.
100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(Name and Address of Agent For Service)

Copies to:
John Petersen, Esq.
Petersen & Fefer, Attorneys
Chateau de Barberêche
Switzerland 1783 Barberêche
(4126) 684-0500
US Voicemail and Fax (281) 596-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box:	X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	__

On February 17, 2006, Axion Power International, Inc. filed Post-effective Amendment No. 1 to its effective Form S-1 registration statement (Commission File No. 333-118745). Due to a clerical error, the post-effective amendment was incorrectly attributed to the file number for an earlier Form S-3 registration statement covering the same securities that was subsequently withdrawn (Commission File No. 333-115738).

This amendment has been filed for the sole purpose of correcting the erroneous file number reflected on the February 17, 2006 filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, Canada, on May 3, 2006.

AXION POWER INTERNATIONAL, INC.

/s/ Thomas Granville
Thomas Granville, Chief Executive Officer and Director

/s/ Peter Roston
Peter Roston, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this registration statement in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Petersen	Director	May 3, 2006
John Petersen

/s/ Robert Averill	Director	May 3, 2006
Robert Averill

/s/ Glenn Patterson	Director	May 3, 2006
Glenn Patterson

/s/ Igor Filipenko	Director	May 3, 2006
Igor Filipenko

/s/ Joseph Souccar	Director	May 3, 2006
Joseph Souccar

/s/ Howard Schmidt	Director	May 3, 2006
Howard Schmidt

/s/ Michael Kishinevsky	Director	May 3, 2006
Michael Kishinevsky